Filed Pursuant to Rule 424(b)(5)
Registration Number 333-291816

PROSPECTUS SUPPLEMENT

(To prospectus dated December 12, 2025)

Up to $150,000,000

Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC, dated December 9, 2024, relating to shares of our common stock, par value $0.0001 per share, offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150 million from time to time through Leerink Partners LLC, acting as our agent (the “sales agent”).

Our common stock is listed on The Nasdaq Global Select Market under the symbol “RGNX.” The last reported sale price of our common stock on The Nasdaq Global Select Market on February 11, 2026 was $8.50 per share.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Sales of shares of our common stock may also be made by any other method permitted by law, including sales made by means of ordinary brokers’ transactions on The Nasdaq Global Select Market, on any other existing trading market for our common stock, to or through a market maker at market prices prevailing at the time of sale or in privately negotiated transactions. The sales agent is not required to sell any specific number or dollar amount of shares of our common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, or upon mutually agreed terms between the sales agent and us.

The compensation payable to the sales agent for sales of common stock pursuant to the Sales Agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to the sales agent. In connection with the sale of the common stock on our behalf, Leerink Partners LLC will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation that it receives will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our common stock involves significant risks. Please carefully consider the risks described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement before making a decision to invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Leerink Partners

Prospectus Supplement dated February 12, 2026

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information about securities that we may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus relate to a Registration Statement on Form S-3 (File No. 333-291816) that we filed with the SEC using a shelf registration process.

Neither we nor the sales agent have authorized anyone to provide you with information that is different from or in addition to the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we nor the sales agent take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. Neither we nor the sales agent are making an offer to sell or soliciting an offer to buy shares of our common stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock hereunder. Our business, financial condition, results of operations and prospects may have changed, potentially materially, since those dates.

In making your investment decision, it is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein. You should also read and consider the information in the documents to which we have referred you in the section titled “Incorporation of Certain Documents by Reference” in this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus supplement will supersede such information.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. AAVIATE, ASCENT, AFFINITY, AFFINITY BEYOND, AFFINITY DUCHENNE, ALTITUDE, ATMOSPHERE, CAMPSIITE, NAV, NAVXpress, NAVXcell, REGENXBIO and the REGENXBIO logos are our registered trademarks. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective holders.

Unless the context otherwise indicates, references in this prospectus supplement to “REGENXBIO,” the “Company,” “we,” “us,” and “our” refer to REGENXBIO Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are subject to the safe harbor created by those sections for such statements. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “position,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or variations of such words or by similar expressions. We have based these forward-looking statements on our current expectations, estimates and assumptions and analyses in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, uncertainties, assumptions and other important factors, including, but not limited to:

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our ability to establish and maintain development partnerships, including our collaboration with AbbVie Inc. to develop and commercialize ABBV-RGX-314 and our collaboration with Nippon Shinyaku Co., Ltd. to develop and commercialize RGX-121 and RGX-111;

•	our ability to obtain, including under accelerated approval, and maintain regulatory approval of our product candidates, and the labeling for any approved products;

•	our ability to address the deficiencies cited in the Complete Response Letter for RGX-121;

•	our ability to resolve the clinical holds for RGX-111 and RGX-121 to the satisfaction of the FDA;

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the timing of enrollment, commencement, completion and the success of our AAVIATE®, AFFINITY BEYOND®, AFFINITY DUCHENNE®, ALTITUDE®, ASCENT®, ATMOSPHERE®, CAMPSIITE® and other clinical trials, including for diabetic retinopathy;

•	the timing of commencement and completion and the success of preclinical studies conducted by us and our development partners;

•	the timely development and launch of new products;

•	the scope, progress, expansion and costs of developing and commercializing our product candidates;

•	our ability to obtain, maintain and enforce intellectual property protection for our product candidates and technology, and defend against third-party intellectual property-related claims;

•	our expectations regarding the development and commercialization of product candidates currently being developed by third parties that utilize our technology;

•	our anticipated growth strategies;

•	our expectations regarding competition;

•	the anticipated trends and challenges in our business and the market in which we operate;

•	our ability to attract or retain key personnel;

•	the size and growth of the potential markets for our product candidates and the ability to serve those markets;

•	the rate and degree of market acceptance of any of our products that are approved;

•	our expectations regarding our expenses and revenue;

•	our expectations regarding our need for additional financing and our ability to obtain additional financing;

•	our expectations regarding the outcome of legal proceedings;

•	our expectations regarding regulatory developments in the United States and foreign countries;

•	the impact of any government-imposed tariffs or other trade barriers on cost of goods and services, particularly related to partnered product candidates;

•	our ability to continue as a going concern; and

•

changes in the financial markets and banking system that may affect the availability and terms on which we may obtain financing and our ability to accurately predict how long our existing cash resources will be sufficient to fund our anticipated operating expenses.

You should read this prospectus supplement, the accompanying prospectus, the information incorporated herein and therein by reference, particularly in the sections of such documents titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the documents that have been filed as exhibits to the registration statement of which this prospectus supplement is a part, completely for additional discussion of the risks, uncertainties, assumptions and other important factors that could cause our actual results or developments to differ materially and adversely from those projected in the forward-looking statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on us or our businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially and adversely from those projected in the forward-looking statements. Any forward-looking statement in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference speaks only as of the date of the respective document. Except as required by law, we disclaim any duty to update any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus, including the risk factors and financial statements and related notes thereto included or incorporated by reference herein and therein, before making a decision to purchase our common stock.

Company Overview

We are a leading biotechnology company seeking to improve lives through the curative potential of gene therapy. Our investigational gene therapies are designed to deliver functional genes to address genetic defects in cells, enabling the production of therapeutic proteins or antibodies that are intended to impact disease. Through a single administration, gene therapy could potentially alter the course of disease significantly and deliver improved patient outcomes with long-lasting effects.

Our investigational gene therapies use adeno-associated virus (AAV) vectors from our proprietary gene delivery platform, which we call our NAV® Technology Platform. AAV vectors are non-replicating viral delivery vehicles that are not known to cause disease. Our NAV Technology Platform consists of a large portfolio of AAV vectors (NAV Vectors), including commonly used AAV8 and AAV9. We believe this platform forms a strong foundation for our current clinical-stage programs and, with our ongoing research and development, we expect to continue to expand our platform and pipeline of potential AAV vector-based gene therapies. We refer to commercial and investigational AAV vector-based gene therapies as AAV Therapeutics. Our NAV Technology Platform is the foundation for commercial and investigational AAV Therapeutics that have treated thousands of patients through our clinical pipeline and NAV licensees.

Recent Developments

Certain Unaudited Financial Results

We estimate that our cash, cash equivalents and marketable securities were approximately $241 million as of December 31, 2025. The foregoing information is based on preliminary unaudited information and management estimates for the year ended December 31, 2025, is not a comprehensive statement of our financial results, and is subject to completion of our financial closing procedures. These preliminary unaudited estimates of our cash, cash equivalents and marketable securities have been prepared by and are the responsibility of management. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to such preliminary estimates. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. We assume no duty to update these preliminary estimates, except as required by law. Complete financial results for the year ended December 31, 2025 will be included in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”).

Statement on Liquidity and Our Ability to Continue as a Going Concern

We expect that our estimated cash, cash equivalents and marketable securities of approximately $241 million as of December 31, 2025 will enable us to fund our operating expenses and capital expenditure requirements, and are sufficient to meet our financial commitments and obligations, into early 2027. This estimate is based on our current operating plan, and excludes the potential effects of any future financings or material milestone payments that may be received under our licensing and collaboration arrangements. We have based this estimate on assumptions that may prove to be wrong, and we could exhaust our capital resources sooner than expected. These conditions raise substantial doubt about our ability to continue as a going concern within 12 months from the date of this prospectus supplement. In addition, in connection with the future filing of the 2025 Form 10-K, barring any significant changes in our liquidity, we expect that we will disclose in such filing that there will be substantial doubt about our ability to continue as a going concern within 12 months from the filing date of the 2025 Form 10-K. We do not currently anticipate that the net proceeds received from this offering, if any, will alleviate substantial doubt about our ability to continue as a going concern as of the expected filing date of the 2025 Form 10-K. As a result, we expect that the opinion from our independent registered public accounting firm on the annual financial statements for the year ended December 31, 2025 will contain an explanatory paragraph about such substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will depend heavily on the successful development, approval and commercialization of our product candidates and our ability to raise additional capital to fund operations. If we are unable to raise capital sufficient to meet our working capital needs in the future, we may be forced to delay expenditures, reduce the scope of our development activities or make other changes to our operating plans.

Corporate Information

We were incorporated in Delaware in 2008. Our principal executive offices are located at 9804 Medical Center Drive, Rockville, Maryland 20850, and our telephone number is (240) 552-8181. Our website address is www.regenxbio.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this document.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $150 million.

Common stock to be outstanding after this offering	Up to 68,265,750 shares of common stock (as more fully described in the notes following this table), assuming sales of 17,647,058 shares in this offering at a public offering price of $8.50 per share, which was the closing price of our common stock on The Nasdaq Global Select Market on February 11, 2026. The actual number of shares issued will vary depending on how many shares of common stock we choose to sell and prices at which such sales occur.

Manner of offering	“At the market” offering that may be made from time to time through our sales agent, Leerink Partners LLC. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds we receive from this offering for general corporate purposes, which may include, but are not limited to, providing financing for clinical trials, capital expenditures, additions to working capital, development of our product candidate pipeline, expanding commercial capabilities in anticipation of commercial launches, general and administrative expenses or other corporate obligations, as well as to pay off outstanding indebtedness, if any, or acquire or invest in businesses, products or technologies. See “Use of Proceeds” on page S-8 of this prospectus supplement for additional information.

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.
The Nasdaq Global Select Market listing	Our common stock is listed on The Nasdaq Global Select Market under the symbol “RGNX.”

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding immediately after this offering is based on 50,618,692 shares of our common stock outstanding as of September 30, 2025. The number of shares of our common stock to be outstanding immediately after this offering excludes:

•	11,725,704 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025 at a weighted average exercise price of $25.19 per share;

•	2,903,774 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of September 30, 2025;

•	5,537,889 shares of common stock reserved for issuance under our 2025 Equity Incentive Plan and 755,306 shares reserved for issuance under our 2015 Employee Stock Purchase Plan;

•

1,125,440 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025, at a weighted average exercise price of $0.0001 per share (of which, 255,837 have been issued since September 30, 2025); and

•	268,096 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, at a weighted average exercise price of $14.92 per share.

RISK FACTORS

An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. For a discussion of risks that you should carefully consider before deciding to purchase any of our common stock, please review the risk factors disclosed below, together with the other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein, including the risk factors set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act. Any of these risks, as well as additional risks not currently known to us or that we currently deem immaterial, may adversely affect our business, financial condition, results of operations, and prospects, resulting in a decline in the trading price of our common stock and loss of all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the actual amount and timing of the use of the proceeds we receive in this offering and might not apply these proceeds in ways that enhance our financial condition or operating results or increase the value of your investment.

We intend to use the net proceeds we receive from this offering for general corporate purposes, which may include, but are not limited to, providing financing for clinical trials, capital expenditures, additions to working capital, development of our product candidate pipeline, expanding commercial capabilities in anticipation of commercial launches, general and administrative expenses or other corporate obligations. We may use a portion of the net proceeds to pay off outstanding indebtedness, if any, or acquire or invest in businesses, products or technologies. These expected uses of our net proceeds from this offering represents our intention based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, including success of our product candidate development and any potential commercialization efforts, cash generated from future operations, if any, and actual expenses to operate our business. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering and could spend the proceeds in ways that do not necessarily improve our financial condition or operating results or enhance the value of our common stock and your investment therein. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value. See “Use of Proceeds” for additional information.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the sales agent in any placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our stock price is volatile, and purchasers of our common stock could incur substantial losses.

Our stock price has been, and is likely to continue to be, volatile. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this “Risk Factors” section, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. Over the period of the past 52 weeks, our common stock has traded as high as $16.19 per share and as low as $5.04 per share. The market price of our common stock may be influenced by many factors, including, among others:

•	competitive products or technologies reaching the market before we do;

•	results of clinical and preclinical trials of our product candidates;

•	announcements of acquisitions, financings or other transactions by us;

•	litigation or legal proceedings;

•	termination or delay of a development program;

•	the recruitment or departure of key personnel;

•	variations in our product revenue and profitability; and

•	the other risk factors described herein and in the documents incorporated herein by reference.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our common stock may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that exceeds our as adjusted net tangible book value per share of common stock. Assuming that an aggregate of 17,647,058 shares of our common stock are sold at a price of $8.50 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on February 11, 2026, for aggregate gross proceeds of $150,000,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of approximately $4.01 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the assumed offering price. To the extent outstanding options or warrants are exercised, or outstanding restricted stock units are vested or settled, you will experience further dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Future sales of our common stock or other securities convertible into our common stock, or the perception that such sales or issuances could occur, could cause the market value of our common stock to decline and could result in dilution of your shares.

Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of preferred stock or the sale of debt securities that are convertible into common stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Sales of substantial amounts of our common stock or the issuance of preferred stock, options, restricted stock units, performance stock units, warrants and other rights, or the perception that such sales or issuances could occur, could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, including shares issued pursuant to this offering, or any preferred stock, convertible debt securities, options, restricted stock units, performance stock units, warrants or other rights or the availability of our common stock for future sales on the value of our common stock shares.

Our existing cash resources may not be sufficient to fund our operations for the next twelve months.

Our existing cash, cash equivalents, and marketable securities may not be sufficient to fund our operating expenses and capital requirements for at least the next 12 months from the date of this prospectus supplement. As a result, there is substantial doubt about our ability to continue as a going concern. Drug development is a lengthy, expensive, and uncertain process, and our product candidates may fail at any stage of development. Our ability to continue as a going concern is dependent on the successful development, regulatory approval, and commercialization of our product candidates, and our ability to generate sustainable revenues adequate to offset our cost structure. We may never achieve recurring profitability, and unless and until we do, we will continue to need to raise additional capital through equity offerings, licensing and collaboration arrangements, or other non-dilutive financings. We can provide no assurance that we will be able to raise sufficient capital or obtain financing on favorable terms, or at all. In addition, in connection with the future filing of the 2025 Form 10-K, barring any significant changes in our liquidity, we expect that we will disclose in such filing that there is substantial doubt about our ability to continue as a going concern within 12 months from the filing date of the 2025 Form 10-K. As a result, we expect that the opinion from our independent registered public accounting firm on the annual financial statements for the year ended December 31, 2025 will contain an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The substantial doubt about our ability to continue as a going concern may adversely affect investor confidence, our stock price, and our ability to raise additional capital. If we are unable to raise capital sufficient to meet our working capital needs in the future, we may be forced to delay expenditures, reduce the scope of our development activities or make other changes to our operating plans.

We received a Complete Response Letter from the U.S. Food and Drug Administration (the “FDA”) on our Biologics License Application (the “BLA”) for RGX-121, and if our resubmission of our BLA is not approved in accordance with our expected timeframe, our business could be materially and adversely affected.

In May 2025, the FDA accepted the BLA for RGX-121 for the treatment of patients with MPS II under the accelerated approval pathway. On February 7, 2026, we received the Complete Response Letter (“CRL”) from the FDA which stated that it had agreed to the study protocol in principle but outlined several reasons for not approving the gene therapy, including uncertainty regarding the identification of a target population with neuronopathic disease (vs. attenuated disease), the comparability of the natural history external control to the study population, and uncertainty that the primary endpoint of CSF HS D2S6 is a surrogate endpoint reasonably likely to predict clinical benefit and that the proposed threshold of reduction in this endpoint differentiates disease phenotypes. The CRL lists several potential paths forward, including a new study, treating additional patients and conducting longer-term follow up, and using an untreated control arm, all of which would be challenging in an ultra-rare disease population, like MPS II.

We plan to request a Type A meeting to discuss the CRL, as well as the planned BLA resubmission to provide additional evidence from global MPS II experts to further clarify the neuronopathic patient population and additional longer-term clinical data to support evidence of effectiveness. If we are unable to complete the BLA resubmission, or our resubmission does not address the deficiencies to the FDA’s satisfaction, our ability to commercialize RGX-121 will be further delayed, which could have a material adverse effect on our business, financial condition, and results of operations and may cause the market price of our common stock to decline.

The FDA’s clinical holds on RGX-111 and RGX-121 have paused our development activities for these programs and may result in significant delays, increased costs, additional regulatory requirements, or termination of one or both programs.

On January 23, 2026, the FDA placed a clinical hold on the investigational new drug application (“IND”) for RGX-111 following preliminary analysis of a single case of neoplasm (intraventricular central nervous system tumor) in a participant treated in our Phase I/II study. On the same date, the FDA placed a clinical hold on the IND for RGX-121, citing similarities in products, study populations, and shared risk between the RGX-111 and RGX-121 clinical studies. As of the date of this prospectus supplement, no neoplasms have been reported in the nine other participants treated with RGX-111 or in the 32 participants treated with RGX-121.

We cannot predict the timing, scope, or outcome of FDA’s review or the steps that may be required to lift the clinical holds on either RGX-111 or RGX-121. FDA may require protocol amendments, enhanced or prolonged safety monitoring, additional preclinical studies, new or expanded clinical studies, long-term follow-up, or other actions that could be time-consuming and costly and may not ultimately satisfy FDA. The holds have already paused screening, enrollment, dosing, and other study activities and may adversely affect investigator engagement, site readiness, patient retention, and our relationships with regulators, partners, and patient communities. If the holds are not lifted in a timely manner, or at all, or if additional safety signals emerge, our ability to resume development, obtain regulatory approvals, and ultimately commercialize RGX-111 and/or RGX-121 could be materially impaired, which would adversely affect our business, financial condition, results of operations, and prospects.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $150 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions to the sales agent and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under the Sales Agreement as a source of financing.

We currently plan to use the net proceeds we receive from this offering for general corporate purposes, which may include, but are not limited to, providing financing for clinical trials, capital expenditures, additions to working capital, development of our product candidate pipeline, expanding commercial capabilities in anticipation of commercial launches, general and administrative expenses or other corporate obligations. We may use a portion of the net proceeds to pay off outstanding indebtedness, if any, or acquire or invest in businesses, products or technologies.

The expected use of net proceeds of this offering represents our current intentions based upon our present plans and business conditions. The amounts we actually expend in these areas may vary significantly from our current intentions and will depend upon a number of factors, including success of our product candidate development and any potential commercialization efforts, cash generated from future operations, if any, and actual expenses to operate our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we receive from this offering. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

Pending use of proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including long-term and short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share of our common stock you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

We calculate net tangible book value per share of our common stock by dividing net tangible book value, which we calculate as our total tangible assets less our total liabilities, by the number of outstanding shares of our common stock. Dilution as presented below represents the difference between the assumed price per share paid by purchasers of shares of our common stock in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Our net tangible book value as of September 30, 2025 was approximately $161.5 million, or $3.19 per share of our common stock.

After giving effect to the assumed sale by us of shares of our common stock pursuant to this prospectus in the aggregate amount of $150 million at an assumed offering price of $8.50 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on February 11, 2026, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $306.6 million, or $4.49 per share of our common stock. This represents an immediate increase in the as adjusted net tangible book value of approximately $1.30 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $4.01 per share to investors purchasing shares in this offering. Dilution per share to investors purchasing shares in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed offering price per share paid by such investors. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$8.50
Net tangible book value per share as of September 30, 2025	$3.19
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$1.30

As adjusted net tangible book value per share after giving effect to this offering		$4.49

Dilution per share to investors purchasing shares in this offering		$4.01

The table above assumes for illustrative purposes that an aggregate of 17,647,058 shares of our common stock are sold pursuant to this prospectus at an offering price of $8.50 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on February 11, 2026, for aggregate gross proceeds of $150 million. The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. For example, an increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $8.50 per share shown in the table above, assuming all of our common stock registered for sale pursuant to this prospectus is sold at that price would result in a pro forma adjusted net tangible book value after the offering of $4.62 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.88 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $8.50 per share shown in the table above, assuming all of our common stock registered for sale pursuant to this prospectus is sold at that price would result in a pro forma adjusted net tangible book value after the offering of $4.34 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $3.16 per share, after deducting commissions and estimated offering expenses payable by us.

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding immediately after this offering is based on 50,618,692 shares of our common stock outstanding as of September 30, 2025. The number of shares of our common stock to be outstanding immediately after this offering excludes:

•	11,725,704 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025 at a weighted average exercise price of $25.19 per share;

•	2,903,774 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of September 30, 2025;

•	5,537,889 shares of common stock reserved for issuance under our 2025 Equity Incentive Plan and 755,306 shares reserved for issuance under our 2015 Employee Stock Purchase Plan;

•

1,125,440 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025, at a weighted average exercise price of $0.0001 per share (of which, 255,837 have been issued since September 30, 2025); and

•	268,096 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, at a weighted average exercise price of $14.92 per share.

New investors will experience further dilution if any of our outstanding warrants or options are exercised, outstanding restricted stock units are vested or settled, or new options are issued and exercised under our equity incentive plans. Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital in this manner, the issuance of such securities could result in further dilution of stockholders.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Leerink Partners LLC, under which we may issue and sell from time to time up to $150 million of shares of our common stock through Leerink Partners LLC as the sales agent. The Sales Agreement was filed with the SEC on December 9, 2024, as an exhibit to a Current Report on Form 8-K. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Global Select Market or any other existing trading market for our common stock.

The sales agent will offer our common stock subject to the terms and conditions of the Sales Agreement or as otherwise agreed upon by us and the sales agent. We will designate the maximum amount of common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the Sales Agreement, the sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction or we may suspend the offering of our common stock being made through the sales agent under the Sales Agreement upon proper notice to the other party.

The sales agent and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our common stock pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

We will pay the sales agent commissions for its services in acting as the sales agent in the sale of our common stock pursuant to the Sales Agreement. The sales agent will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the sales agent up to $75,000 for its expenses arising out of its execution of the sales agreement, as well as certain ongoing disbursements of its legal counsel for certain specified expenses. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to the sales agent in connection with this offering. We estimate that the total expenses of this offering payable by us, excluding compensation payable to the sales agent under the Sales Agreement, will be approximately $350,000.

The sales agent will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold on such day, the aggregate gross sales proceeds of the shares of common stock, the aggregate net proceeds to us and the aggregate compensation payable by us to the sales agent with respect to such sales.

In connection with the sales of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the sales agent against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “RGNX.” The transfer agent of our common stock is Computershare Trust Company.

The sales agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Covington & Burling LLP, Washington, D.C. Davis Polk & Wardwell  LLP, New York, New York, is counsel to the sales agent in connection with this offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents (except for the portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof, and any associated exhibits furnished pursuant to Item 9.01 thereof, or otherwise not filed with the SEC, which are deemed not to be incorporated by reference into this prospectus supplement) that we previously filed with the SEC (File No. 001-37553) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 12, 2025, August 7, 2025, and November 6, 2025, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  14, 2025 (Item 1.01 only), March  4, 2025 (Item 8.01 only), May  19, 2025 (Items 1.01 and 2.03 only), June  3, 2025, August 7, 2025 (Item  1.01 only), August  18, 2025, January  28, 2026, and February 10, 2026; and

•

the description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025, and all amendments and reports updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby, but excluding any information furnished to, rather than filed with, the SEC (unless expressly incorporated by reference herein), will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the time of the filing of such reports and documents.

This prospectus supplement may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement or any free writing prospectus that we have prepared that relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We make available, free of charge, through our website at www.regenxbio.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy and information statements, including any applicable amendments, filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address or telephone number:

REGENXBIO Inc.

Attention: Chief Legal Officer

9804 Medical Center Drive

Rockville, MD 20850

(240) 552-8181

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

We may offer and sell, from time to time, in one or more offerings, up to $300,000,000 of our (i) shares of common stock, (ii) shares of preferred stock, (iii) warrants to purchase common stock, preferred stock or debt securities, (iv) debt securities, (v) rights to purchase common stock, preferred stock, debt securities or units and (vi) units that include any of these securities. We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

The securities may be offered and sold in the same offering or separate offerings directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “RGNX.” On November 25, 2025, the closing price of our common stock was $13.45.

Investing in our securities involves significant risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2025

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by those sections for such statements. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “position,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or variations of such words or by similar expressions. We have based these forward-looking statements on our current expectations, estimates and assumptions and analyses in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, uncertainties, assumptions and other important factors, including, but not limited to:

•

our ability to establish and maintain development partnerships, including our collaboration with AbbVie Inc. to develop and commercialize ABBV-RGX-314 and our collaboration with Nippon Shinyaku Co., Ltd. to develop and commercialize RGX-121 and RGX-111;

•	our ability to obtain, including under accelerated approval, and maintain regulatory approval of our product candidates, and the labeling for any approved products;

•

the timing of enrollment, commencement, completion and the success of our AAVIATE®, AFFINITY BEYOND®, AFFINITY DUCHENNE®, ALTITUDE®, ASCENT™, ATMOSPHERE®, CAMPSIITE® and other clinical trials, including for diabetic retinopathy;

•	the timing of commencement and completion and the success of preclinical studies conducted by us and our development partners;

•	the timely development and launch of new products;

•	the scope, progress, expansion and costs of developing and commercializing our product candidates;

•	our ability to obtain, maintain and enforce intellectual property protection for our product candidates and technology, and defend against third-party intellectual property-related claims;

•	our expectations regarding the development and commercialization of product candidates currently being developed by third parties that utilize our technology;

•	our anticipated growth strategies;

•	our expectations regarding competition;

•	the anticipated trends and challenges in our business and the market in which we operate;

•	our ability to attract or retain key personnel;

•	the size and growth of the potential markets for our product candidates and the ability to serve those markets;

•	the rate and degree of market acceptance of any of our products that are approved;

•	our expectations regarding our expenses and revenue;

•	our expectations regarding our need for additional financing and our ability to obtain additional financing;

•	our expectations regarding the outcome of legal proceedings;

•	our expectations regarding regulatory developments in the United States and foreign countries;

ii

•	the impact of any government-imposed tariffs or other trade barriers on cost of goods and services, particularly related to partnered product candidates; and

•

changes in the financial markets and banking system that may affect the availability and terms on which we may obtain financing and our ability to accurately predict how long our existing cash resources will be sufficient to fund our anticipated operating expenses.

You should carefully read the section of this prospectus and the applicable prospectus supplement entitled “Risk Factors” as well as the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections included in our filings with the SEC that are incorporated herein by reference for a discussion of the risks, uncertainties, assumptions and other important factors that could cause our actual results or developments to differ materially and adversely from those projected in the forward-looking statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on us or our businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially and adversely from those projected in the forward-looking statements. Any forward-looking statement made by us in this prospectus and the information incorporated by reference herein speaks only as of the date of the respective document. Except as required by law, we disclaim any duty to update or revise any of these forward-looking statements after the date such statements are made, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings, up to a total amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the applicable prospectus supplement. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.” For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. We will be offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared or authorized is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or the sale of any security hereunder.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “REGENXBIO,” “we,” or “us” refer to REGENXBIO Inc. and the term “securities” refers collectively to the securities registered hereunder or any combination thereof.

AAVIATE, AFFINITY BEYOND, AFFINITY DUCHENNE, ALTITUDE, ATMOSPHERE, CAMPSIITE, NAV, NAVXpress, NAVXcell, REGENXBIO and the REGENXBIO logos are our registered trademarks. Any other trademarks appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website, www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-37553) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 12, 2025, August 7, 2025, and November 6, 2025, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 14, 2025 (Item 1.01 only), March  4, 2025 (Item 8.01 only), May  19, 2025 (Items 1.01 and 2.03 only), June  3, 2025, August 7, 2025 (Item  1.01 only) and August 18, 2025; and

•

the description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025, and all amendments and reports updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby, but excluding any information furnished to, rather than filed with, the SEC (unless expressly incorporated by reference herein), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the time of the filing of such reports and documents.

This prospectus and the applicable prospectus supplement may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus, the applicable prospectus supplement or any free writing prospectus that we have prepared that relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We make available, free of charge, through our website at www.regenxbio.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy and information statements, including any applicable amendments, filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at:

REGENXBIO Inc.

Attention: Chief Legal Officer

9804 Medical Center Drive

Rockville, MD 20850

(240) 552-8181

THE COMPANY

We are a leading biotechnology company seeking to improve lives through the curative potential of gene therapy. Our investigational gene therapies are designed to deliver functional genes to address genetic defects in cells, enabling the production of therapeutic proteins or antibodies that are intended to impact disease. Through a single administration, gene therapy could potentially alter the course of disease significantly and deliver improved patient outcomes with long-lasting effects.

Our investigational gene therapies use adeno-associated virus (AAV) vectors from our proprietary gene delivery platform, which we call our NAV® Technology Platform. AAV vectors are non-replicating viral delivery vehicles that are not known to cause disease. Our NAV Technology Platform consists of a large portfolio of AAV vectors (NAV Vectors), including commonly used AAV8 and AAV9. We believe this platform forms a strong foundation for our current clinical-stage programs and, with our ongoing research and development, we expect to continue to expand our platform and pipeline of potential AAV vector-based gene therapies. We refer to commercial and investigational AAV vector-based gene therapies as AAV Therapeutics. Our NAV Technology Platform is the foundation for commercial and investigational AAV Therapeutics that have treated thousands of patients through our clinical pipeline and NAV licensees.

Our principal executive offices are located at 9804 Medical Center Drive, Rockville, Maryland 20850, and our telephone number is (240) 552-8181. Our website address is www.regenxbio.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this document.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus and the applicable prospectus supplement, together with all the other information contained in this prospectus and the applicable prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement, including the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in documents we file from with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, which may include, but are not limited to, providing financing for clinical trials, capital expenditures, additions to working capital, development of our product candidate pipeline, expanding commercial capabilities in anticipation of commercial launches, general and administrative expenses or other corporate obligations. We may use a portion of the net proceeds to pay off outstanding indebtedness, if any, or acquire or invest in businesses, products or technologies. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of such proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock and shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information.”

Our authorized capital stock consists of 110,000,000 shares, with a par value of $0.0001 per share, of which:

•	100,000,000 shares are designated as common stock; and

•	10,000,000 shares are designated as preferred stock.

As of September 30, 2025, there were 50,618,692 shares of the registrant’s common stock, par value $0.0001 per share, issued and outstanding. No shares of preferred stock were outstanding as of such date.

Common Stock

General

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. Notwithstanding the previous sentence, unless otherwise provided by law, holders of common stock are not entitled to vote on any amendment to our restated certificate of incorporation that relates solely to the terms of any preferred stock if the holders of such preferred stock are entitled to vote on such amendment.

We have not provided for cumulative voting in the election of directors.

The General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), provides that holders of a class of stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of the holders of that class of stock for proposals that adversely affect such holders.

Stock Exchange Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “RGNX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Pre-Funded Warrants

As of September 30, 2025, we had outstanding 1,125,440 pre-funded warrants to purchase shares of our common stock at an exercise price of $22.9999 per pre-funded warrant, which equaled the public offering price per share of our common stock in the registered public offering in which the warrants were issued, less the $0.0001 exercise price of each pre-funded warrant. The rights and privileges of the pre-funded warrants are set forth in the Warrant Agency Agreement, dated March 11, 2024, between the Company, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent. The pre-funded warrants are exercisable at the option of the warrant holder at any time and do not expire. However, as set forth in the warrant agreements with each holder, the number of pre-funded warrants that may be exercised at any given time may be limited if, upon exercise, the warrant holder and any of its affiliates would beneficially own more than 9.99% of our common stock, or have voting power of more than 9.99% of our common stock. The limitation may be increased or decreased by the warrant holder, with advance notice to us, to any other percentage not less than 4.99% nor in excess of 19.99%. Pre-funded warrants do not provide any of the rights or privileges provided by our common stock, including any voting rights, until the pre-funded warrants are exercised and settled in underlying shares of common stock.

Warrants

As of September 30, 2025, we had outstanding 268,096 warrants to purchase shares of our common stock at an exercise price of $14.92 per warrant. The warrants were issued on May 16, 2025 and will remain exercisable for 10 years from the date of issuance.

Preferred Stock

General

We may issue shares of preferred stock from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders. Such series of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock will have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of such series of preferred stock, including, where applicable:

•	the series designation, stated value and liquidation preference of such preferred stock;

•	the number of shares offered;

•	the offering price;

•

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series in addition to those set forth under the caption entitled, “Voting Rights” below;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•

the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

•

the conditions and restrictions, if any, on the creation of indebtedness, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any other rights, preferences, privileges, limitations and restrictions of such preferred stock.

If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Voting Rights

The Delaware General Corporation Law provides that the holders of shares of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Effects on Common Stock

Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated Bylaws

Delaware law, our restated certificate of incorporation and our amended and restated bylaws contain provisions that could make it more difficult to effect an acquisition of us by means of a tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders otherwise consider to be in our or their best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unsolicited or unfriendly proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:

•	prior to that time, either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

•

at or after such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote, and not by written consent, of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For the purposes of Section 203, a “business combination” is broadly defined to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation’s voting stock.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. The existence of authorized but unissued shares of preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Action by Written Consent; Stockholder Meetings

Our restated certificate of incorporation and amended and restated bylaws eliminate the right of stockholders to act by written consent without a meeting. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our restated certificate of incorporation and amended and restated bylaws provide that a special meeting of stockholders may be called only by our chairman of the board or our chief executive officer (or if there is no chief executive officer, the president), or by a resolution adopted by a majority of our board of directors. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Staggered Board

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of holders of at least two-thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Board of Directors Vacancies

Our restated certificate of incorporation and amended and restated bylaws authorize our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of our entire board of directors. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Stockholders Not Entitled to Cumulative Voting

Our restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Amendment of Charter and Bylaw Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two-thirds of the total voting power of all of our outstanding voting stock. In addition, the affirmative vote of the holders of at least two-thirds of the total voting power of all of our outstanding voting stock is required for stockholders to amend our amended and restated bylaws.

The provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Choice of Forum

Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate of incorporation or amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Additionally, if the subject matter of any action within the scope of the preceding sentence is filed in a court other than a court located with the State of Delaware, or is a “foreign action” (as defined in our restated certificate of incorporation), in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

Additionally, our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this provision.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Indemnification

Our restated certificate of incorporation includes provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will require the approval of the holders of shares representing at least two-thirds of the shares entitled to vote in the election of directors, voting as one class.

Our restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as our officer, director, employee or agent, regardless of whether

Delaware law would permit indemnification. We have entered into separate indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers. The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, if indicated in the applicable prospectus supplement. Any warrant agent appointed in connection with the issuance of a series of warrants will act solely as our agent in connection with such warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate, if any, relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if any, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	information with respect to book-entry procedures;

•	identity of the warrant agent, if any; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	information with respect to book-entry procedures;

•	identity of the warrant agent, if any; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase, at the exercise price set forth in the applicable prospectus supplement, the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants, including, with respect to equity warrants, any right to vote, consent, receive dividends, or receive notice as stockholders with respect to any meeting of the stockholders for the election of directors or any other matter and with respect to debt warrants, any right to receive payment of principal or premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes or other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in an accompanying prospectus supplement. The following is a general description of the terms of debt securities we may issue from time to time. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer and the applicable indenture will be described in the prospectus supplement relating to such offering, and we urge you to read such description in its entirety, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

•	the designation or title of the series of debt securities;

•

the aggregate principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•	whether the securities are to be guaranteed and, if so, the guarantor or guarantors and the terms of the guarantees;

•

whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	events of default;

•	whether the series of debt securities are issuable in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	any provisions for legal defeasance or covenant defeasance;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	any listing of the debt securities on any securities exchange;

•	any paying agents, authenticating agents, security registrars or other agents for debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	if applicable, a discussion of certain U.S. federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other material terms.

Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

Any debt securities we issue will be governed by a document called an “indenture,” the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

The indenture provides that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement, including any debt securities issuable upon conversion or exchange of other offered securities, which we refer to as underlying debt securities, may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of debt securities for which it is trustee. If two or more trustees are acting under an indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening is restricted when that series is created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. Unless otherwise designated in the applicable prospectus supplement, the trustee will be designated as our paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period of two years after the principal, premium or interest has become due and payable and was deposited with the paying agent will be paid to us, subject to any applicable abandoned property law.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the trustee as custodian for the depositary; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the absolute owner of the debt securities represented by the global security for all purposes under the indenture. Participants in the depositary have no rights under the indenture with respect to the global securities held on their behalf by the depositary.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security are required to be shown on and effected through the book entry system maintained by the depositary (or its nominee), with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary and must be effected through the depositary’s (or its nominee’s) book entry system. The depositary’s policies and procedures may change from time to time. We and the trustee have no responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Events of Default

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indenture:

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	any guarantee with respect to the particular series of debt securities ceases to be of full force and effect;

•

we (or any guarantor) remain in breach of a covenant in respect of debt securities of the series for 60 days after we (or the applicable guarantor) receive a written notice of default from the trustee or holders of at least 25% of the aggregate principal amount of debt securities of the series specifying the default and demanding that it be remedied;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default occurs in respect of debt securities of the series described in the prospectus supplement.

The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the affected series may declare the unpaid principal, premium, if any, and accrued and unpaid interest of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration. A declaration of acceleration may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

Except in cases of default, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, or an indemnity. If reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee.

Before a holder is allowed to bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred and remains uncured;

•

the holders of at least 25% in aggregate principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in aggregate principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in aggregate principal amount of the relevant series of debt securities may waive a default or event of default for such series of debt securities. If this happens, the default will be treated as if it had not occurred.

Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

•

if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of the United States, any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no event of default, or event that, after notice or lapse of time or both, would constitute an event of default, will have occurred or be continuing;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

Unless we indicate otherwise in a prospectus supplement, there are three types of changes we may make to an indenture and the debt securities issued thereunder, as described below.

Changes Requiring Approval of Holders

The following is a list of the types of changes that require specific approval of all of the holders of debt securities:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	change the stated maturity of the principal of or the time for payment of interest on any debt security;

•	reduce the principal amount or the rate of interest or any premium payable upon the redemption of any debt security;

•	change the payment office where any payment on a debt security is payable;

•	change the currency in which any debt security is payable;

•	impair the right to bring suit to enforce payment of principal, premium, if any, or interest on or after the maturity of a debt security or, in the case of redemption, on or after the redemption date;

•

modify the percentage of holders of debt securities whose consent is needed to supplement the indenture or amend a series of debt securities, waive compliance with certain covenants or waive defaults or events of default, other than to increase such percentage or to provide that certain other provisions of the indenture cannot be modified except with the consent of all affected holders;

•

change in any manner adverse to the interests of the holders the terms and conditions of the obligations of any guarantors in respect of the due and punctual payment of the principal thereof, premium, if any, and interest thereon, or any additional amounts or any sinking fund or analogous payments; and

•	impair the rights of holders with respect to any series of debt securities that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange.

The holders of a majority in aggregate principal amount of all of the series of debt securities affected by a certain action, voting together as one class for this purpose, may amend or supplement the indenture or waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above.

Changes Not Requiring Approval

Clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees, do not require any vote by the holders of outstanding debt securities. We also do not need to obtain any approval from holders to make any change that affects only debt securities to be issued under the indenture after the change takes effect or any changes that are required to comply with the requirements of the SEC or the Trust Indenture Act of 1939.

Further Details Concerning Voting

When taking a vote on proposed changes to the indenture and the debt securities, each holder will be entitled to one vote for each $1,000 in principal amount of the securities of such series.

Debt securities will not be eligible to vote if they have been fully defeased as described under “Description of Debt Securities—Defeasance—Legal Defeasance.”

We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. Any record date must not be more than 90 calendar days nor less than 20 calendar days prior to the proposed date of such vote or action.

Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. In order to achieve covenant defeasance, we must do the following:

•

we must deposit in trust for the benefit of all holders of such debt securities money, non-callable U.S. government securities, or a combination thereof that will generate enough cash to pay and discharge the principal, premium, if any, and interest on the debt securities on their various due dates;

•

we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves at maturity; and

•	we must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

We can make the deposit described below and be legally released from all payment and other obligations on the debt securities of a particular series, which we refer to as “legal defeasance.” In that event, we and any guarantor shall have been deemed to have been discharged from obligations with respect to such debt securities and related guarantees, respectively. In order to achieve legal defeasance, we must do the following:

•

we must deposit in trust for the benefit of all holders of such debt securities money, non-callable U.S. government securities, or a combination thereof that will generate enough cash to pay and discharge the principal, premium, if any, and interest on the debt securities on their various due dates;

•

we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves at maturity; and

•	we must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we accomplish legal defeasance, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of debt securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Trustee

We intend to name the indenture trustee for each series of debt securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•

if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

From time to time, we may sell the securities offered by this prospectus in any one or more of the following ways:

•	to or through one or more underwriters, dealers or agents;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents or other purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

The securities may be distributed from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market price; or

•	negotiated prices.

The applicable prospectus supplement will set forth the method of distribution and the terms and conditions of the offering of such securities, including:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment or other options under which the underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;

•	any delayed delivery arrangements;

•	estimated offering expenses; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may issue to our existing security holders, through a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, debt securities or units, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

Sale Through Underwriters or Dealers

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters or their representatives at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Direct Sales and Sales Through Agents

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all preferred stock, debt securities, warrants, rights and units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on The Nasdaq Global Select Market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Hedging

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Electronic Auctions

We may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to carefully review the description of that system, which we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses. We may have a material relationship with the underwriters, dealers or agents. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to be indemnified by us against certain liabilities, including liabilities under the Securities Act. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, D.C. Counsel for any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $150,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners

February 12, 2026